Exhibit 99.1

FOMO CORP. ELIMINATES 1.7 BILLION SHARES FROM CAPITAL STACK; RETIRES CONVERTIBLE DEBT AND TARGETS ADDITIONAL 1.3 BILLION SHARES OF DILUTION

Chicago IL, November 3, 2022 - FOMO CORP. (US OTC: FOMC) announces that is has eliminated approximately 1.7 billion common stock equivalents (“CSE’s”) of future dilution to shareholders through returns of preferred shares, cancellations of stock options and warrants, and repurchases of convertible debt. Additionally, management has identified 1.3 billion other CSE’s for return, cancellation or retirement that were issued to former consultants that did not perform as required, to acquisition targets that did not fulfill their obligations in good faith as signed counterparties, and former advisors who resigned their positions or were removed for cause.

Completed actions include the following:

●	Cancellation of 100,000,000 sales incentive warrants to a former channel partner who did not meet sales volumes under contract,
●	Return of 100,000 Series B Preferred shares, convertible into 100,000,000 common shares, issued as a good faith deposit to a 2021 acquisition target that terminated the process without cause,
●	Return of 150,000 Series B Preferred shares, convertible into 150,000,000 common shares, and 50,000,000 common stock purchase warrants issued as a retention bonus to a former consultant to our clean technology businesses,
●	Repurchase of $122,500 in variable debt sold to a third-party lender for $169,000 cash; this paper would have converted into an estimated 1.12 billion common shares at a price of $0.00015,
●	Cancellation of 50,000,000 warrants issued for a previously completed energy software asset purchase that were not distributed to employees and consultants as agreed,
●	Return of 87,500 Series B Preferred shares, convertible into 87,500,000 common shares, issued as a duplicate by our former Transfer Agent to a consultant as a deposit on a combination of smart energy acquisitions,
●	Cancellation of 30,000,000 warrants issued to former Advisory Board members who resigned their positions in 2021-2022.

Regarding future returns, cancellations, or retirements of up to 1.3 billion CSE’s, FOMO is pursuing the following actions:

●	Cancelling 164,285,714 warrants issued to a third-party as part of a 2020 financing that was retired for cash in January 2021; management is in discussions with counsel on this matter, as same third-party potentially committed corporate criminal usury on a 2017 variable loan as outlined by the New York Court of Appeals and which management and counsel believe can apply to the Commonwealth of Massachusetts where this third-party is domiciled:

○	(https://www.thebasilelawfirm.com/post/new-york-s-highest-court-rules-convertible-notes-subject-to-criminal-usury-laws) ,

●	Canceling 10,000,000 warrants issued to a former Advisory Board member that resigned the position in 2022 and returned M&A deposit shares amicably (above),
●	Canceling 20,000,000 warrants issued to a former Advisory Board member who was terminated for cause,
●	Demanding return of 87,500 Series B Preferred shares, convertible into 87,500,000 common shares, issued as a duplicate by our former Transfer Agent to a consultant as a deposit on a combination of smart energy acquisitions,
●	Cancellation of 50,000,000 warrants issued to former Advisory Board members due to their resignation or for cause,
●	Demanding return of 100,000 Series B Preferred shares, convertible into 100,000,000 common shares, issued as a deposit for a clean technology acquisition that failed to provide documentation on its financials in good faith under contract and generated no business under a joint venture agreement with our clean technology business; this entity and its affiliates and principals appear to have used the name of one of our former clean technology businesses, while still deemed insiders and affiliates of FOMO, on an unauthorized basis as a look-a-like operation to capture our business value using social media, digital advertising and other means,
●	Cancellation of 100,000,000 warrants issued for a smart energy software license and purchase option for a business that has not met expectations,
●	Cancellation of 25,000,000 warrants issued to a former consultant who did not provide services under contract,
●	Demanding return of 725,000 Series B Preferred shares, convertible into 725,000,000 common shares, from two former consultants who resigned their positions in August 2022 after management discovered accounting irregularities and unauthorized transactions that, among other things, prevented the Company and its subsidiaries from completing a private company audit and meeting SEC reporting requirements.

Said Vik Grover, CEO: “Some of the above actions have been amicable, some have been negotiated as common sense, some have been to rectify clerical errors by service providers, and some may require drastic measures including Court proceedings and reporting of actions to authorities. It’s my fiduciary duty to recapture this significant potential dilution from individuals and entities that did not earn their equity. Some of these counterparties may have willfully harmed our organization and shareholders and accordingly should return their equity positions, compensate our organization for their actions, and possibly face regulatory review, civil legal actions or more. In total, under “Operation Share Recapture”, we have eliminated approximately 1.7 billion common shares of future dilution (9.9% of diluted shares outstanding) and including planned moves intend to eliminate future dilution of 1.3 billion more common shares (7.6% of diluted shares outstanding), which would reduce total dilution by up to 3.0 billion CSE’s (17.6%). These actions are arduous, but altogether better position FOMO to create stockholder value and illustrate our true value and bright future. With what we have today, and with what is in store in planned acquisitions and growth, there is too much at stake to sit idle. It’s time to take FOMO WORLDWIDE.”

About FOMO CORP.

FOMO CORP. (https://www.fomoworldwide.com/) is a publicly traded company focused on business incubation and acceleration. The Company invests in and advises emerging companies aligned with a growth mandate. FOMO is developing direct investment and affiliations - majority- and minority-owned as well as in joint venture formats - that afford targets access to the public markets for expansion capital as well as spin-out options to become their own stand-alone public companies. The Company has filed for a name change to FOMO WORLDWIDE, INC., which is pending approval in the State of California where the company is incorporated.

Forward Looking Statements

Statements in this press release about our future expectations, including without limitation, the likelihood that FOMO CORP. will be able to meet minimum sales expectations, be successful and profitable in the market, bring significant value to FOMO CORP.’s stockholders, and leverage capital markets to execute its growth strategy, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law. FOMO’s business strategy described in this press release is subject to innumerable risks, most significantly, whether the Company is successful in securing adequate financing. No information in this press release should be construed in any form shape or manner as an indication of the Company’s future revenues, financial condition, or stock price.

FOMO Investor Contact

Investor Relations

(630) 708-0750
IR@fomoworldwide.com

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